CELL MEDX CORP. OTC PINK: CMXC

FOR IMMEDIATE RELEASE NOVEMBER 27, 2023

CELL MEDX CORP. ANNOUNCES FULL REVOCATION OF BRITISH COLUMBIA CEASE TRADE ORDER

Vancouver, BC, November 27, 2023, Cell MedX Corp. (“Cell MedX” or the “Company”) (OTCPink: CMXC) announces that on November 22, 2023, the British Columbia Securities Commission (the “BCSC”) issued an order revoking the Cease Trade Order previously issued by the Commission on October 11, 2022 (the “CTO”).  The CTO was previously issued by the BCSC for Cell MedX failing to file audited financial statements and related management’s discussion and analysis and an annual information form within the required time.

Cell MedX has filed its audited financial statements for the years ended May 31, 2023 and 2022 and the related management’s discussion and analysis and an annual information form on SEDAR+, together with unaudited financial statements and the related management’s discussion and analysis for the interim periods ended August 31, 2022, November 30, 2022, February 28, 2023, and August 31, 2023.  As a result, Cell MedX is currently up to date with its continuous disclosure obligations under applicable Canadian securities laws.

Correction to Prior News Release

The Company’s news release dated November 9, 2023, incorrectly indicated that Mr. Joao (John) da Costa was “independent” under National Instrument 52-110 Audit Committees (“NI 52-110”).  As Mr. da Costa was an executive officer of the Company within the last three years, Mr. da Costa is not considered “independent” for purposes of NI 52-110.  As a “venture issuer”, members of the Company’s audit committee are not required to be independent, provided that a majority of the audit committee are not executive officers, employees or control persons of the Company or an affiliate of the Company. The Company’s audit committee is composed of Mr. da Costa, Mr. George Adams and Mr. Dwayne Yaretz.  In addition to acting as a director of the Company and as a member of its audit committee, Mr. Yaretz is the Company’s Chief Executive Officer. Mr. da Costa and Mr. Adams are not executive officers, employees or control persons of the Company or an affiliate of the Company.

About Cell MedX Corp.

Cell MedX is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general health, pain relief, wellness and alleviate complications associated with medical conditions including, but not limited to: diabetes, Parkinson’s disease, high blood pressure, neuropathy and kidney function. Cell MedX is engaged in development and manufacturing of therapeutic devices based on its proprietary eBalance® Technology, which harnesses power of microcurrents and their effects on human body.

On behalf of the board of directors of Cell MedX Corp.

Dwayne Yaretz, CEO & Director

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA or Health Canada, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company’s Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company’s forward-looking statements. Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information visit: www.cellmedx.com

Investor Relations: 1-844-238-2692